United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,587,930)
Unrealized Gain (Loss) on Market Value of Futures	201,440
Dividend Income	57
Interest Income	523
ETF Transaction Fees	2,450
Total Income (Loss)	$(1,383,460)

Expenses
General Partner Management Fees	$13,555
Brokerage Commissions	3,202
NYMEX License Fee	339
Non-interested Directors' Fees and Expenses	295
Prepaid Insurance Expense	125
Other Expenses	10,602
Total Expenses	28,118
Expense Waiver	(7,219)
Net Expenses	$20,899
Net Income (Loss)	$(1,404,359)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$18,055,222
Additions (1,150,000 Units)	37,676,276
Net Income (Loss)	(1,404,359)

Net Asset Value End of Month	$54,327,139
Net Asset Value Per Unit (1,650,000 Units)	$32.93

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612